Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 17, 2017, Vegalab, Inc. (“Vegalab” or the “Company”) purchased substantially all the assets of a produce packaging business conducted under the name M&G Packing, Inc. (the “Business”) located in Tulare County, California. The acquisition consisted of purchasing the real property and building used in the Business from M & G Farms, Inc., a California corporation, and all of the equipment, inventory, customers, suppliers, contract rights, and intangible property from M&G Packing, Inc., a California corporation. We did not acquire the cash, accounts receivable or any payables.

The total purchase price for the Business plus closing costs is $854,452, which was paid $429,452 in cash and $425,000 in the form of a promissory note secured by the real property that bears interest at the rate of 6.0% per annum with interest only payable monthly and all principal and interest due 18 months from the close of escrow on October 24, 2017.

The following unaudited pro forma combined financial information is based on the historical financial statements of Vegalab, Inc. (“Vegalab” or the “Company”) after giving effect to our acquisition of M&G Packing, Inc. (“M&G”) and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined balance sheet as of December 31, 2016, and the unaudited pro forma combined statement of operations for the year ended December 31, 2016 were derived from and should be read in conjunction with the Form 10-K of Vegalab, Inc. for the year ended December 31, 2016, filed on July 21, 2017.

The unaudited pro forma combined balance sheet as of September 30, 2017 and the unaudited pro forma combined statement of operations for the nine months ended September 30, 2017 were derived from and should be read in conjunction with the Form 10-Q of Vegalab, Inc. for the nine months ended September 30, 2017, filed on November 11, 2017.

The following unaudited pro forma combined financial statements reflect the acquisition of the Business using the acquisition method of accounting. The acquisition has been accounted for under accounting principles generally accepted in the United States of America. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

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Vegalab, Inc.

Unaudited Pro Forma Combined Balance Sheets

As of September 30, 2017

	Vegalab, Inc.	M&G Packing, Inc.	Pro-Forma Adjustments		Pro-Forma Combined
ASSETS

Current assets:
Cash	$130,125	$177,110	$(177,110	)(a)	$1,331,673
			(429,452	)(b)
			1,631,000	(f)
Accounts receivable	714,828	436,988	(436,988	)(a)	714,828
Other receivable - related party	-	235,221	(235,221	)(a)	-
Inventory	1,471,668	-	-		1,471,668
Security deposits	1,809	-	-		1,809
Prepaid expenses	13,949	-	-		13,949
Total current assets	2,332,379	849,319	352,229		3,533,927

Land and building	-	-	275,000	(c)	275,000
Property, plant and equipment, net of accumulated depreciation	21,138	-	400,000	(c)	421,138
Security deposits	14,500		-		14,500
	35,638	-	675,000		710,638

Total Assets	$2,368,017	$849,319	$1,027,229		$4,244,565

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable - trade	$111,404	$436,804	$(436,804	)(a)	$111,404
Accounts payable - related party	1,501,704	-	-		1,501,704
Accrued income taxes	-	107,429	(107,429	)(a)	-
Accrued interest payable - related party	4,395	-	-		4,395
Current portion of long term loans payable	2,890	-	-		2,890
Notes payable - related party	1,318	-	-		1,318
Total current liabilities	1,621,711	544,233	(544,233)		1,621,711

Loan payable - Long-term	4,689	-	425,000	(d)	429,689
Total Liabilities	1,626,400	544,233	(119,233)		2,051,400

Stockholders’ deficit:
Common stock	21,056		1,803	(f)	22,859
Additional paid-in capital	2,201,183	-	1,629,197	(f)	3,830,380
Accumulated deficit	(1,480,622)		(179,452	)(e)	(1,660,074)
		305,086	(305,086	)(a)
Total stockholders’ deficit	741,617	305,086	1,146,462		2,193,165

Total Liabilities and Stockholder's Deficit	$2,368,017	$849,319	$1,027,229		$4,244,565

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Vegalab, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Nine Months Ended September 30, 2017

	Vegalab, Inc.	M&G Packing, Inc. (1)	Pro-Forma Adjustments		Pro-Forma Combined
Revenue
Revenue - Fertilizers	$555,952	$-			$555,952
Revenue - Citrus	-	6,936,140	-		6,936,140
Total revenue	555,952	6,936,140	-		7,492,092

Cost of revenue - Fertilizers	477,752	-	-		477,752
Cost of revenue - Citrus	-	6,179,017	-		6,179,017
Total cost of goods sold	477,752	6,179,017	-		6,656,769

Gross Profit	78,200	757,123	-		835,323

Operating expenses:
General and administrative	780,361	576,600	-		1,356,961
Total operating expenses	780,361	576,600	-		1,356,961

(Loss) income from operations	(702,161)	180,523	-		(521,638)

Other expenses:
Impairment of goodwill and intangible assets	-	-	(179,452	)(e)	(179,452)
Other Income	-	386	-		386
Interest expense	(3,831)	-	-		(3,831)
Total other income (expenses)	(3,831)	386	(179,452)		(182,897)

(Loss) income before provision for income taxes	(705,992)	180,909	(179,452)		(704,535)

Provision for income taxes (Income) / expense	(17,036)	21,364	-		4,328

Net loss	$(688,956)	$159,545	$(179,452)		$(708,863)

Weighted average number of shares outstanding	20,573,211				20,573,211
Net loss per share	$(0.03)				$(0.03)

(1) Includes operations of M&G Packing Inc. from October 1, 2016 to June 30, 2017

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Vegalab, Inc.

Unaudited Pro Forma Combined Balance Sheet

As of December 31, 2016

	Vegelabs, Inc.	M&G Packing, Inc.	Pro-Forma Adjustments		Pro-Forma Combined Balance
ASSETS

Current assets:
Cash	$151	$-	$-		$1,201,699
			(429,452	)(b)
			1,631,000	(f)
Accounts receivable	671,279	623,556	(623,556	)(a)	671,279
Other receivable - related party	-	245,676	(245,676	)(a)	-
Inventory	1,889,423	-	-		1,889,423
Prepaid expenses	20,540	-	-		20,540
Total current assets	2,581,393	869,232	332,316		3,782,941

Land and building	-	-	275,000	(c)	275,000
Property, plant and equipment, net of accumulated depreciation	-	-	400,000	(c)	400,000
Security deposits	14,500		-		14,500

Total Assets	$2,595,893	$869,232	$1,007,316		$4,472,441

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable - trade	$67,563	$637,626	$(637,626	)(a)	$67,563
Accounts payable - related party	1,727,857	-	-		1,727,857
Accrued income taxes	17,036	86,065	(86,065	)(a)	17,036
Accrued interest payable - related party	2,474	-	-		2,474
Notes payable - related party	175,000	-	-		175,000
Total current liabilities	1,989,930	723,691	(723,691)		1,989,930

Loan payable - Long-term	-		425,000	(d)	425,000
Total Liabilities	1,989,930	723,691	(298,691)		2,414,930

Stockholders’ deficit:
Common stock	20,140	-	1,803	(f)	21,943
Additional paid-in capital	1,377,499	-	1,629,197	(f)	3,006,696
Accumulated deficit	(791,676)	-	(179,452	)(e)	(971,128)
		145,541	(145,541	)(a)
Total stockholders’ deficiency	605,963	145,541	1,306,007		2,057,511

Total Liabilities and Stockholder's Deficit	$2,595,893	$869,232	$1,007,316		$4,472,441

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Vegalab, Inc.

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2016

	Vegalab, Inc.	M&G Packing, Inc. (1)	Pro-Forma Adjustments		Pro-Forma Combined
Revenue
Products Sales - Fertilizers	$2,115,421	$-			$2,115,421
Products Sales - Packaging		5,424,424	-		5,424,424
Total revenue	2,115,421	5,424,424	-		7,539,845

Cost of products sold - Fertilizers	1,617,366	-	-		1,617,366
Cost of products sold - Packaging	-	4,771,343	-		4,771,343
Total cost of goods sold	1,617,366	4,771,343	-		6,388,709

Gross Profit	498,055	653,081	-		1,151,136

Operating expenses:
General and administrative	593,334	423,595	-		1,016,929
Total operating expenses	593,334	423,595	-		1,016,929

(Loss) income from operations	(95,279)	229,486	-		134,207

Other income (expenses):
Impairment of goodwill and intangible assets	-	-	179,452	(e)	179,452
Other income	-	2,120	-		2,120
Interest expense	(4,046)	-	-		(4,046)
Total other expenses	(4,046)	2,120	179,452		177,526

(Loss) income before provision for income taxes	(99,325)	231,606	179,452		311,733

Provision for income taxes	17,036	86,065	-		103,101

Net loss	$(116,361)	$145,541	$179,452		$208,632

Weighted average number of shares outstanding	17,669,571				17,669,571
Net loss per share	$(0.01)				$0.01

(1) Includes operations of M&G Packing Inc. from October 7, 2015 (Inception) to September 30, 2016

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Vegalab, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Background and Basis of Presentation

On October 17, 2017, Vegalab, Inc. (“Vegalab” or the “Company”) purchased substantially all the assets of a produce packaging business conducted under the name M&G Packing, Inc. (“M&G” or the “Business”) located in Tulare County, California. The acquisition consisted of purchasing the real property and building used in the Business from M & G Farms, Inc., a California corporation, and all of the equipment, inventory, customers, suppliers, contract rights, and intangible property from M&G Packing, Inc., a California corporation. We did not acquire the cash, accounts receivable or any payables.

The unaudited pro forma combined financial information was prepared based on the historical financial statements of both Vegalab and M&G.

We account for business combinations pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) 805, Business Combinations. In accordance with ASC 805, assets acquired and liabilities assumed in an acquisition are recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

Note 2 – Acquisition of M&G

The acquisition was accounted for as a business combination as defined by FASB Topic 805 – Business Combinations. The allocation of the purchase price to the assets acquired and liabilities assumed was based on our internal assessment of the valuation of assets. As of the date of this filing, a purchase price allocation based upon a valuation has been finalized. The total purchase price for the Business plus closing costs is $854,452, which was paid $429,452 in cash and $425,000 in the form of a promissory note secured by the real property that bears interest at the rate of 6.0% per annum with interest only payable monthly and all principal and interest due 18 months from the close of escrow on October 24, 2017.

Cash paid	$429,452
Note payable to seller	425,000
Total Consideration	$854,452

Purchased:
Land and building	$275,000
Machinery and equipment	400,000
Goodwill and intangible assets - impaired	179,452	(1)
Total acquired in acquisition	$854,452

(1)	The Company forgo the valuation of intangible assets acquired and, therefore, impaired the goodwill and intangible assets acquired, which consisted primarily of customer lists, vendor relationships and name brand.

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Vegalab, Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 3 – Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma combined financial information:

(a)	Reflects the removal of M&G assets and payables account not acquired.

(b)	Reflects the cash paid by Vegalab at closing of acquisition.

(c)	Reflects the fair value of the land, building and equipment acquired.

(d)	Reflects the note payable issued to M&G.

(e)	Reflects the write-off of the excess purchase price.

(f)	Reflects the sale by Vegalab of 1,801,113 shares of common stock for proceeds of $1,631,000 ($0.90 per share), a portion of which was used to acquire M&G

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